As filed with the Securities and Exchange Commission on July 29, 2009

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHWESTERN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-0172280 (I.R.S. Employer Identification No.)
3010 West 69th Street Sioux Falls, South Dakota 57108 (605) 978-2900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Miggie E. Cramblit

Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

NorthWestern Corporation

3010 West 69th Street

Sioux Falls, South Dakota 57108

(605) 978-2940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert J. Joseph
Jones Day
77 West Wacker Drive

Chicago, Illinois 60601

(312) 782-3939

____________________________

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

____________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Number of shares to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, $0.01 par value per share	1,800,000	$23.91	$43,038,000	$2,402

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices per share of the Common Stock as quoted on the New York Stock Exchange on

July 28, 2009.

PROSPECTUS

DIVIDEND REINVESTMENT

AND DIRECT STOCK PURCHASE PLAN

1,800,000 Shares of Common Stock, $0.01 Par Value

NorthWestern Corporation's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") provides a simple and convenient way to invest in shares of common stock, par value $0.01 per share (the "Common Stock"), of NorthWestern Corporation (the "Company") without incurring brokerage commissions or service charges. Participation in the Plan is open to all interested investors, regardless of whether they are already shareholders of the Company.

Participants in the Plan may:

•	Buy shares of Common Stock conveniently and economically
•	Elect to reinvest cash dividends in additional shares of Common Stock
•	Deposit Common Stock certificates with the Plan Administrator for safekeeping
•	Sell shares of Common Stock or transfer shares to other Plan participants

Participation in the Plan is strictly voluntary. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, when, as and if declared. Participants in the Plan may terminate their participation at any time.

The Common Stock is quoted on the New York Stock Exchange under the ticker symbol "NWE".  The last reported sale price of the Common Stock on July 28, 2009, was $24.04 per share.

Investing in the Common Stock involves risk.  See "Risk Factors" in page 2.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2009.

CONTENTS

SUMMARY	1
RISK FACTORS	2
NORTHWESTERN CORPORATION	2
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN	3
INTRODUCTION	3
ADMINISTRATION	4
PARTICIPATION	4
OPTIONAL CASH PAYMENTS	5
EXPENSES RELATED TO PURCHASES	6
PURCHASES AND PURCHASE PRICE	6
REPORTS TO PARTICIPANTS	7
DIVIDENDS PAID ON SHARES HELD IN THE PLAN	7
CERTIFICATES FOR SHARES	7
SALES AND SALES PRICE	8
EXPENSES RELATED TO SALES OR TRANSFERS	9
TERMINATION OF PARTICIPATION	9
FEDERAL INCOME TAX INFORMATION	10
OTHER INFORMATION	11
USE OF PROCEEDS	14
LEGAL MATTERS	14
EXPERTS	14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	14
WHERE YOU CAN FIND MORE INFORMATION	15

SUMMARY

ENROLLMENT. To enroll in the Plan, you must complete and sign an Account Authorization Form and return it to the Plan Administrator. If you are not already a record holder of Common Stock, you must become one at the time of enrollment by purchasing at least $250 and no more than $100,000 of Common Stock through the Plan.

PLAN ACCOUNTS. Shares of Common Stock held in the Plan (whether purchased through cash contributions, acquired through dividend reinvestment, deposited for safekeeping or otherwise) will be reflected in book-entry form in an account in the participant's name ("Plan Account").

DIVIDEND REINVESTMENT. You may elect to reinvest cash dividends on all, some or none of your shares. Cash dividends paid on shares as to which you elect reinvestment will be used to purchase additional shares of Common Stock, which will be added to your Plan Account. Cash dividends paid on shares as to which you do not elect reinvestment will be paid to you in cash.

SHARE PURCHASES. You may make your initial investment in the Company through the Plan at the time of enrollment, as described under "Enrollment" above. After you have enrolled in the Plan, you may purchase additional shares of Common Stock through the Plan in amounts of at least $100 per transaction. Purchases through the Plan may not exceed $100,000 per year, including any purchases in connection with your enrollment in the Plan. Payment may be made by check or by automatic withdrawal from your bank account. All brokerage fees, commissions or other service charges for purchases made under the Plan will be paid by the Company. However, such charges paid by the Company on your behalf will be reported to the Internal Revenue Service by the Company as income to you.

SAFEKEEPING. You may send your Common Stock certificates to the Plan Administrator for safekeeping in exchange for a deposit fee. The shares represented by these certificates will be converted to book-entry shares held in your Plan Account. You may receive stock certificates for these and any other whole shares held in your Plan Account at any time, upon request and payment of a certificate issuance fee.

SELLING SHARES. You may direct the Plan Administrator to sell shares of Common Stock held in your Plan Account. You will be charged certain costs in connection with sales from your Plan Account. You will be charged a transaction fee for the administering of the sale and you will be charged for your share of expenses paid by the Company to third parties, such as broker's commissions, fees and transfer taxes.

TRANSFERRING SHARES. You may transfer shares from your Plan Account upon payment of a transfer request fee.

TRANSACTION FEES. You will be charged certain costs in connection with sales of shares from your Plan Account, transferring your shares, issuing a certificate for your shares, depositing certificates for shares that were not issued in connection with the Plan and obtaining duplicate statements. All other Plan services are free to participants. However, if you invest in the Plan through automatic withdrawals from your bank, your bank may assess fees for electronic funds transfers.

STATEMENTS OF PLAN ACCOUNT. You will receive a quarterly statement showing all activity in your Plan Account, as well as your share balance. In addition, you will receive a transaction advice promptly after each purchase, sale, withdrawal, transfer or deposit of shares for your Plan Account. Each statement will contain a tear-off form that may be used for future Plan transactions.

THE PLAN ADMINISTRATOR. Registrar and Transfer Company of Cranford, New Jersey ("Plan Administrator") is the administrator of the Plan. The Plan Administrator may be contacted at:

Northwestern Corporation

c/o Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

Telephone: 1-800-368-5948

E-mail: info@rtco.com

Internet: www.rtco.com

RISK FACTORS

An investment in our shares of Common Stock involves risk.  Prior to making a decision about investing in our shares of Common Stock, you should carefully consider the risk factors and cautionary statements under the heading "Risk Factors" in out most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed subsequent thereto and other filings we make from time to time with the Securities and Exchange Commission, or the SEC.  Such factors could affect actual results and cause results to differ materially from those expressed or implied on forward-looking statements made by us or on our behalf.  Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.

NORTHWESTERN CORPORATION

NorthWestern Corporation, doing business as NorthWestern Energy, provides electricity and natural gas to approximately 656,000 customers in Montana, South Dakota and Nebraska. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923 and have distributed electricity and natural gas in Montana since 2002.

We were incorporated in Delaware in November 1923. Our principal office is located at 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is 605-978-2900. We maintain an Internet site at http://www.northwesternenergy.com, which contains information concerning us. Our Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

Unless the context requires otherwise, references to "we," "us," "our," "NorthWestern Corporation," "NorthWestern Energy," and "NorthWestern" refer specifically to NorthWestern Corporation and its subsidiaries.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

The Company's Dividend Reinvestment and Direct Stock Purchase Plan consists in its entirety of the following questions and answers. The use of singular and masculine words in the Plan is for practical purposes only and should be deemed to include the plural and feminine, respectively, unless the context plainly indicates a distinction.

INTRODUCTION

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide interested new investors and holders of record of Common Stock with a simple and convenient method of investing in the Company, through both new cash investments in Common Stock and reinvestment of cash dividends in additional shares of Common Stock, without the cost associated with normal brokerage transactions.

Advantages

2.	What advantages do I have if I participate in the Plan?

All fees and brokerage commissions in connection with purchases of Common Stock through the Plan are paid by the Company.

If you are not a holder of Common Stock, you may invest in Common Stock and become a Plan participant by making an initial investment through the Plan of at least $250 and no more than $100,000. Payment may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company.

You may increase your investment in the Company by automatically reinvesting the cash dividends paid on all or part of your shares (whether or not held in your Plan Account) in additional shares of Common Stock.

You may receive cash dividends on all or part of your shares, including those held in your Plan Account.

You may make additional cash payments to purchase additional shares of Common Stock at any time in amounts of at least $100 by check or by automatic withdrawal from your bank account, regardless of whether dividends are being reinvested. Your purchases through the Plan may not exceed $100,000 per year, including any purchases in connection with your enrollment in the Plan.

Shares held in your Plan Account are held in book-entry form, allowing you to avoid the cost and risk associated with the storage, loss, theft or destruction of stock certificates. Nevertheless, you may receive stock certificates at any time, upon request and payment of a certificate issuance fee (currently $10 per certificate issued).

You may use the Plan's safekeeping feature to hold in book-entry form any shares of Common Stock you own, whether or not purchased through the Plan. The Plan Administrator will assess a one-time deposit fee (currently $5 per deposit) on any shares that you deposit in the Plan that were not purchased through the Plan.

Your recordkeeping is simplified, since you will receive a statement of your Plan Account every quarter and a transaction advice after each purchase, sale, withdrawal, transfer or deposit of shares for your Plan Account.

You may transfer shares by gift to another shareholder's Plan Account upon payment of a transfer fee (currently $5 per transfer) to the Plan Administrator.

ADMINISTRATION

3.	How is the Plan administered?

Registrar and Transfer Company of Cranford, New Jersey will administer the Plan. As Plan Administrator, Registrar and Transfer Company will act as agent for participants, process transaction requests, keep a continuing record of their Plan Accounts, send quarterly statements of account to participants and perform other duties relating to the administration of the Plan. All open market purchases and sales of Common Stock for the Plan will be made through a registered broker-dealer selected by the Plan Administrator and is independent of the Company ("Independent Broker").

Written requests for address changes, general shareowner inquiries and optional cash investments and Plan Transaction Requests should be sent to:

NorthWestern Corporation

c/o Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

Telephone: 1-800-368-5948

E-mail: info@rtco.com

Internet: www.rtco.com

PARTICIPATION

4.	Who is eligible to participate in the Plan?

Any interested investor, whether or not an existing shareholder of record or employee of the Company, is eligible to participate in the Plan.

5.	How do I enroll in the Plan?

If you are already a shareholder of record, you may enroll in the Plan by completing and signing an Account Authorization Form and returning it to the Plan Administrator. If you are not currently a record holder of Common Stock, then, in addition to completing and signing an Account Authorization Form, you must make an initial investment in Common Stock by enclosing with your Account Authorization Form a personal check, drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company.

By completing an Account Authorization Form, you appoint the Plan Administrator as your agent to receive and apply cash dividends on shares held in your Plan Account in accordance with your election (see Question 7) and to effect other transactions in your Plan Account as specified by you. You may access your Plan Account via the internet by logging in to your account at the Plan Administrator's website (http://www.rtco.com). If you previously have not established an online account with the Plan Administrator, you may do so by following the instructions for online access at http://www.rtco.com.

6.	May I participate if my shares are held for me in the name of my bank or broker?

If your shares are registered in the name of another person, such as your broker or a bank nominee, you must become a shareholder of record in your own name in order to participate in the Plan. You may become a shareholder of record either (a) by having your broker, bank or other fiduciary transfer the shares they own for your benefit into your own name or (b) by making an initial investment in Common Stock in your own name as described above in Question 5.

7.	What are my dividend options?

The Account Authorization Form offers three options regarding cash dividends paid on shares held in your Plan Account:

•

Full Dividend Reinvestment —You may elect to automatically reinvest cash dividends paid on all of the shares registered in your name and all shares held in your Plan Account in additional shares of Common Stock.

•

Partial Dividend Reinvestment —You may elect the "Partial Dividend Reinvestment" option on your Account Authorization Form by selecting the percentage (from 10% to 90%, in increments of 10%) of the total number of shares registered in your name and held in your Plan Account with respect to which you want cash dividends reinvested. The Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on the specified percentage of shares and you will receive cash for the dividends on the remaining shares.

•	Cash Dividends —You may elect to receive cash dividends paid on all of your shares registered in your name and held in your Plan Account.

Cash dividends will be paid by check via First Class Mail to your address of record. Alternatively, you may elect to have these dividends deposited directly in your bank account via electronic funds transfer by completing a "Direct Deposit of Dividends" card and returning it along with a voided check or deposit slip to the Plan Administrator. You may change your bank account at any time by delivering a new, valid Direct Deposit of Dividends card along with a voided check or deposit slip to the Plan Administrator. If the Plan Administrator is unable for any reason to process your direct deposit authorization, it will mail a check for the subject dividend via First Class Mail to your address of record.

8.	When will dividend reinvestment begin?

Reinvestment of dividends will begin on the dividend payment date following the first dividend record date after the Plan Administrator receives your properly completed Account Authorization Form requesting dividend reinvestment. Record dates for dividend payments are usually on or around the middle of the months of March, June, September and December of each year.

OPTIONAL CASH PAYMENTS

9.	How can I make optional cash payments?

You may make optional cash payments to purchase additional shares of Common Stock under the Plan at any time by sending to the Plan Administrator an executed Account Authorization Form, or the form provided as part of your quarterly account statement, either accompanied by your cash payment or with the "Automatic Withdrawal Authorization" portion completed. You may elect to make optional cash payments at any time or from time to time, and there is no requirement to make them each month. Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company in an amount of at least $100 or, if you have authorized automatic withdrawals, through such withdrawals from your designated bank account. Your purchases through the Plan may not exceed $100,000 per year, including any purchases in connection with your enrollment in the Plan.

Optional cash payments received by the Plan Administrator at least three business days before a Plan purchase period will be invested during that purchase period. Shares of Common Stock will be purchased for the Plan at least monthly, usually on the fifteenth day of the month or, if such day is not a business day, on the next business day. If you have authorized automatic withdrawals under the Plan, the Plan Administrator will withdraw the funds pursuant to your authorization on the tenth day of the month or, if such day is not a business day, on the next business day. A request to return any cash payment will be honored if the request is received by the Plan Administrator at least 48 hours prior to investment. Interest will not be paid on optional cash payments prior to investment by the Plan Administrator.

10.	How are payments with "insufficient funds" handled?

If an optional cash payment is made by a check or automatic withdrawal drawn on an account with insufficient funds or incorrect draft information, or the Plan Administrator otherwise does not receive the money, the requested purchase will be deemed void, the Plan Administrator will immediately remove from your account any shares already purchased upon the prior credit of such funds, and the Plan Administrator will charge you an insufficient funds fee (currently $25). The Plan Administrator may, at its discretion, sell such shares to satisfy any uncollected amounts, including the insufficient funds fee, or return such shares to the Company. If the net proceeds from any sale of such shares are insufficient to satisfy the balance due, including the insufficient funds fee, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

EXPENSES RELATED TO PURCHASES

11.	Will I have any expenses in connection with the purchase of shares under the Plan?

No. You will not incur any expenses in connection with purchases of shares under the Plan. The Company will pay any and all expenses incurred in such purchases, including brokerage commissions and fees. The only charges under the Plan are if you make a payment with insufficient funds (see Question 10), request a duplicate statement concerning your account (see Question 15), request a certificate concerning your shares (see Question 17), deposit non-Plan shares held by you into your Plan Account (Question 19) or choose to sell or otherwise transfer shares held in your Plan Account (see Question 22). We will not receive any of these fees or commissions. The Company will pay all other costs of establishing and administering the Plan. However, if you invest in the Plan through automatic withdrawal, your bank may charge a fee in connection with electronic funds transfers. Your bank will be able to tell you about any fees it charges.

PURCHASES AND PURCHASE PRICE

12.	How are shares purchased under the Plan?

Shares of Common Stock purchased for Plan participants may consist of shares acquired in the open market or authorized but unissued shares or treasury shares acquired directly from the Company, at the Company's sole discretion. Open market purchases will be made through an Independent Broker, who will purchase shares on the New York Stock Exchange or in privately negotiated transactions. Such purchases will be made in accordance with all applicable requirements of law affecting the timing or manner of such transactions. These requirements may dictate that purchases be spread over several days, in order to invest all funds received with respect to a particular purchase or dividend payment date. No interest will be paid on optional cash payments or cash dividends held by the Plan Administrator or its broker pending investment.

13.	How is my purchase price determined?

The price of Common Stock purchased through the Plan will depend on whether the shares are acquired in the open market or directly from the Company. The price per share of shares purchased in the open market (whether for optional cash purchases or dividend reinvestment) will be the weighted average price paid for all shares acquired by the Plan during the applicable purchase period (excluding any related brokerage fees, commissions or other service charges). The price of shares acquired directly from the Company (whether original issue or treasury shares) with optional cash payments will be the closing price of the Common Stock on the New York Stock Exchange on the purchase date. The price of shares acquired directly from the Company with reinvested dividends will be the closing price of the Common Stock on the New York Stock Exchange on the dividend payment date.

14.	How many shares will be purchased for me?

The number of shares of Common Stock to be purchased for you will depend on the amount of cash dividends being reinvested (if any), the amount of your optional cash payments (if any) and the purchase price per share for the applicable purchase date. Your account will be credited with that number of whole shares and fractional interests (computed to the third decimal place) equal to the total amount to be invested divided by the purchase price, as determined in the manner set forth in Question 13.

REPORTS TO PARTICIPANTS

15.	What reports will I receive?

Whenever you purchase, sell, withdraw or transfer shares through the Plan or deposit certificates into your Plan Account, you will promptly receive a transaction advice with the details of the transaction.

All shares that you hold or purchase through the Plan are recorded in your Plan Account. After each quarterly dividend reinvestment, you will receive a detailed statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased, the total number of book-entry shares in your Plan Account and the number of shares registered in your name (that is, held outside the Plan). The statement also will show all year-to-date account activity, including purchases, sales, certificate deposits, withdrawals, transfers and dividends reinvested. This will enable you to review your complete Plan Account book-entry holdings at a glance.

On each quarterly statement and transaction advice, you will find information such as how to buy or sell shares through the Plan and where to call or write for additional information. If you require a duplicate statement, the Plan Administrator will provide you one upon payment of a duplicate statement fee (currently $5 per request for statements from the current year and $10 per request for prior years).

As a Plan participant, you will receive copies of all communications sent to all shareholders generally, including the Company's annual report to shareholders, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

DIVIDENDS PAID ON SHARES HELD IN THE PLAN

16.	Will my account be credited with dividends on shares in the Plan?

Yes. The Company pays dividends, when, as and if declared, to the record holders of all its shares of Common Stock. As the record holder for participants, the Plan Administrator will receive dividends on all shares held in the Plan on the record date. The Plan Administrator will credit those dividends to participants on the basis of full and fractional shares held in their Plan Accounts as of the record date. The Plan Administrator will either reinvest those dividends in additional shares or pay them to you in cash, depending on whether you have elected full dividend reinvestment, partial dividend reinvestment or cash dividends on the shares in your Plan Account.

CERTIFICATES FOR SHARES

17.	Will certificates automatically be issued to me for shares of Common Stock purchased under the Plan?

No. Shares will be held in your Plan Account in book-entry form. This convenience protects against loss, theft or destruction of your stock certificates. Certificates for shares of the Company's Common Stock purchased under the Plan will be issued to you only upon written request signed by all participants whose names appear on your Plan Account. The Plan Administrator will charge a certificate issuance fee (currently $10 per certificate) in connection with each issued stock certificate.

As soon as practicable after receipt of your written request and your payment of the related fee, the Plan Administrator will issue certificates for any number of whole shares of Common Stock, up to the total number of whole shares then credited to your Plan Account. The form for requesting a certificate is included as a part of each quarterly account statement or may be obtained from the Plan Administrator. Any remaining whole shares and fractional interests in shares will continue to be credited to your Plan Account. If you have elected dividend reinvestment for those remaining shares, cash dividends paid on those shares will continue to be reinvested for you, and the additional shares purchased with your reinvested dividends will be credited to your Plan Account. If you leave less than one whole share of Common Stock in your Plan Account, the Plan Administrator will liquidate your fractional share and send you a check for the proceeds as described in Question 24.

18.	If I request certificates for shares held in my Plan Account, in whose name will they be registered when issued?

A certificate for shares that had been held in your Plan Account will be registered in the name or names in which the Plan Account is maintained. Upon written request, certificates will be registered and issued in names other than the account name, provided that you meet the applicable legal requirements. The appropriate form for requesting issuance of a certificate in names other than the account names will be provided upon request to the Plan Administrator.

19.	May I deposit certificated shares in my account?

Yes. You may add certificated shares to your Plan Account at any time by sending the certificate(s) to the Plan Administrator, accompanied by a signed copy of the form provided as part of your quarterly account statement. The Plan Administrator will charge a deposit fee (currently $5) for each such deposit.

The Company recommends sending your certificates by registered mail, insured for 2% of the current market value of the shares. Do not endorse the certificates or complete the assignment section on the back of the certificates. All persons whose names appear on the certificates being deposited must sign the form. Upon receipt by the Plan Administrator of your certificates and signed form, the share balance in your Plan Account will be increased by the number of shares represented by the certificates, and the certificates will be canceled.

Unless you specify otherwise, all cash dividends on shares deposited in your Plan Account will be reinvested.

SALES AND SALES PRICE

20.	How may I sell shares held in my Plan Account?

You may request at any time that the Plan Administrator sell all or a specified number of the shares held in your Plan Account. To sell shares, you may (a) complete and return to the Plan Administrator the form included as part of your quarterly account statement, (b) send the Plan Administrator a letter of instruction, or (c) complete the transaction via the internet by logging in to your account at the Plan Administrator's website (http://www.rtco.com). If you previously have not established an online account with the Plan Administrator, you may do so by following the instructions for online access at http://www.rtco.com. If you use the form included as part of your quarterly account statement or send a letter of instruction to complete your sale, all participants whose names appear on your Plan Account registration must sign the request. The Plan Administrator will sell the number of shares you specify through an Independent Broker engaged for that purpose within five business days following its receipt of your signed request.

If the proceeds from your requested sale transaction will be $10,000 or higher, the Plan Administrator requires your request to include a medallion signature guarantee. A medallion signature guarantee is a special signature guarantee used in connection with the transfer of securities. This Plan Administrator requirement protects you by preventing unauthorized transfers from your Plan Account. Certain banks and other financial institutions provide this guarantee service. But, different institutions have different policies as to what type of identification they require to issue the guarantee and whether they charge a fee for such service. You should contact your local banking institution to determine whether they will issue to you a medallion signature guarantee and their applicable policies and fees.

Because the Plan Administrator will sell the shares on behalf of the Plan, neither the Company nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the Independent Broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of the Company's Common Stock. That is, if you send in a request to sell shares, it is possible that the market price of the Company's Common Stock could go down or up before the Independent Broker sells your shares. In addition, you will not earn interest on a sales transaction. You should evaluate this risk because it is a risk that is borne solely by you.

The ability to sell shares through the Plan is intended to be a convenience to Plan participants. If you find it more convenient or economical to sell shares through a broker of your choice, you may take your account statement to your broker who can assist you with the transaction.

21.	How and at what price will my shares be sold?

Shares sold through the Plan will normally be sold on the New York Stock Exchange at the price prevailing in the market at the time of sale. In the event that the Plan Administrator elects to purchase such shares as agent for the Plan, the price for the shares will be the closing price on the New York Stock Exchange on the sale date.

Proceeds from the sale of the shares, less the Plan Administrator transaction fee and any related brokerage commissions, fees and transfer taxes, will be mailed to you as soon as practicable following the sale. Payment will be made by check payable to the name or names in which the Plan Account is registered.

EXPENSES RELATED TO SALES OR TRANSFERS

22.	Will I have any expenses in connection with the sale or transfer of shares through the Plan?

Yes. You will be required to pay a transaction fee (currently $15 per transaction) to the Plan Administrator in connection with each sales transaction, as well as any expenses payable to third parties relating to the sale of shares from your Plan Account, including commissions payable to an Independent Broker who will be engaged to handle the sale, fees and transfer taxes related to the transaction. Estimates of such brokerage commissions, fees, transfer taxes and charges may be obtained by contacting the Plan Administrator. If you transfer shares from your Plan Account, the Plan Administrator will charge a transfer fee (currently $5 per transfer request) in connection with such transfer.

TERMINATION OF PARTICIPATION

23.	When and how may I close my Plan Account?

Participation in the Plan is entirely voluntary, and you may close your Plan Account at any time by using the form included with your quarterly account statement. As with all other requests regarding the Plan, all participants whose names appear on the account registration must sign the request to close the account.

Termination requests must be received by the Plan Administrator one day prior to the record date to be effective as to the next cash dividend. Any such notice received on or after a dividend record date shall not be effective until dividends paid for such record date have been credited to the participant's account. In addition, termination requests of participants making optional cash investments by automatic withdrawal from a bank account must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.

Upon termination of a participant's participation in the Plan, unless the participant has requested on the form included with the quarterly account statement that some or all Plan shares be sold, the Plan Administrator will send the participant a certificate representing the number of full shares in the participant's Plan account and a check, minus any commissions and fees, in the amount of the market value of any fractional share. If a participant so requests on the form included with the quarterly account statement, the Plan Administrator will sell some or all Plan shares on behalf of the participant.

24.	What happens to my shares if I close my Plan Account?

Upon receipt by the Plan Administrator of your signed written request to close your Plan Account, the Plan Administrator will send you a certificate for the number of whole shares then credited to your Plan Account. The Plan Administrator will charge a certificate issuance fee (currently $10 per certificate) in connection with each issued stock certificate.

The Plan Administrator will liquidate any fractional share in your Plan Account by aggregating it with fractional shares being sold on behalf of other Plan participants and selling the resulting whole shares on the open market and will send you a check for your share of the proceeds, less any related brokerage commissions, fees and transfer taxes. Once you close your Plan Account, all future cash dividends paid on shares of Common Stock registered in your name will be paid to you in cash.

If you so request, the Plan Administrator will sell all or some of the shares in your Plan Account on the open market and pay you the proceeds, less any brokerage commissions, fees, transfer taxes and Plan Administrator charges. The procedure for requesting sales of shares is explained in Questions 20 through 22 above. Sales of shares in the open market will be handled through an Independent Broker engaged for such purpose.

25.	May I discontinue dividend reinvestment without closing my Plan Account?

Yes. You may discontinue the reinvestment of your cash dividends on any or all of your shares of Common Stock at any time without closing your Plan Account by filling out an Account Election Form.

26.	What happens if I sell or transfer all of my shares?

If you dispose of all shares of Common Stock registered in your name (that is, held outside the Plan), the Plan Administrator will, unless otherwise instructed, continue to reinvest the dividends on the shares credited to your Plan Account as long as there is at least one full share in your account. If there is less than one full share in your Plan Account, the Plan Administrator will liquidate the fractional share as described in Question 24 and will send you a check for the proceeds, and the account will be closed.

FEDERAL INCOME TAX INFORMATION

27.	What are the Federal income tax consequences of participation in the Plan?

The following is a brief summary of certain U.S. federal income tax consequences of participation in the Plan. It is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect. This summary does not address all of the tax consequences that may be relevant to a participant in light of the participant's particular circumstances or to participants that are subject to special rules.

Reinvested Cash Dividends.A participant in the Plan will be treated for U.S. federal income tax purposes as having received, on the related dividend payment date, a distribution in an amount equal to the fair market value on that date of the shares of Common Stock acquired with reinvested dividends. In addition, when shares of Common Stock are acquired through open market purchases, the distribution will also include an amount equal to the participant's allocable portion of any brokerage commissions and fees, if any, paid by Company. The distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Certain participants may be eligible to be taxed at reduced rates of tax with respect to distributions treated as qualified dividend income if certain holding period and other requirements are satisfied (however, such rates are currently scheduled to increase for taxable years beginning after December 31, 2010).

The tax basis of shares of Common Stock acquired with reinvested dividends will equal the fair market value of the shares on the related dividend payment date, plus, if shares are acquired through an open market purchase, the amount of any brokerage commissions and fees allocable to such shares. The holding period for shares of Common Stock will begin on the day following the related dividend payment date.

Optional Cash Payments.A participant who purchases shares of Common Stock with optional cash payments generally will not recognize any taxable income. However, in the case of shares of Common Stock purchased on the open market, participants will be treated for U.S. federal income tax purposes as having received a distribution from the Company in an amount equal to the participant's allocable portion of any brokerage commissions and fees paid by the Company. The tax basis of such shares will generally be the amount of the optional cash payment, increased by any brokerage commissions and fees treated as dividend income to the participant, and the holding period for such shares will generally begin on the date following the date on which such shares are credited to the participant's Plan Account.

Transferring Certificates to Plan Administrator. A participant will not realize any taxable income when the participant sends Common Stock certificates to the Plan Administrator to be deposited into the participant's Plan Account. A participant's tax basis and holding period for shares of Common Stock purchased outside the Plan and deposited in the participant's Plan Account will be the same as they would have been had the participant continued to hold those shares outside the Plan.

Receipt of Certificates.A participant will not realize any taxable income when the participant receives certificates for whole shares of Common Stock held in the participant's Plan Account, either upon request for certificates, or upon termination of participation or termination of the Plan by us.

Sale of Shares.A participant will generally recognize gain or loss when shares of Common Stock acquired under the Plan (including fractions of shares) are sold by the Plan Administrator at the participant's request or are sold after withdrawal from or termination of the Plan. Thus, a participant who receives, upon termination of participation or termination of the Plan by us, a cash adjustment for a fraction of a share credited to the participant's account may realize gain or loss with respect to such fraction. The amount of the gain or loss will be the difference between the amount which the participant receives for the shares of Common Stock (or fraction of a share) and the participant's tax basis therein. Such gain or loss will generally be capital gain or loss, and will be long-term or short-term depending on the holding period of the shares of Common Stock sold. Currently, net long-term capital gains of certain taxpayers are taxed at lower rates than other items of taxable income. The deductibility of capital losses is subject to limitations. A participant's holding period for shares of Common Stock acquired pursuant to the Plan generally begins on the day following the date the shares are credited to the participant's Plan Account. A whole share consisting of fractional shares purchased on different dates will have a split holding period with the holding period for each fractional component beginning on the day following the date the factional share was credited to the participant's Plan Account.

28.	How are the withholding tax provisions applied to foreign shareholders or other shareholders who are subject to backup withholding?

For participants who are subject to U.S. withholding tax or backup withholding, the required taxes will be withheld from the gross dividends or proceeds from the sale of shares of Common Stock. The dividends or proceeds received by the participant, or dividends reinvested on behalf of the participant, will be net of the required withholding taxes.

29.	Will I receive information needed for income tax purposes?

Yes. As a participant in the Plan, you will receive statements on a regular basis advising you of purchases and sales of shares of Common Stock. In addition, any distribution treated as a dividend (including from brokerage commissions and fees paid by the Company) will be reported on your year-end IRS Form 1099-DIV, which you should retain for income tax purposes. Furthermore, if, at your request, the Plan Administrator sells shares of Common Stock for you, the proceeds from the sale will be reported on IRS Form 1099-B.

30.	Should I obtain advice as to the income tax consequences of participation in the Plan?

Yes. The above tax information is provided only as a guide. You are advised to consult your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of participation in the Plan.

OTHER INFORMATION

31.	What happens if the Company issues a stock dividend or declares a stock split?

If the Company declares a stock dividend or stock split, the number of shares of Common Stock distributable with respect to all the shares of Common Stock that you own as of the record date will be credited to your Plan Account on the date the stock dividend or stock split is payable. This will include the additional shares distributable with respect to the shares credited to your Plan Account, as well as with respect to any shares registered in your name and held outside the Plan.

If a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant's account.

32.	How will the shares in my Plan Account be voted?

The shares you hold as a participant in the Plan will be added to those shares, if any, which you hold of record so that you can vote all your shares. You will be furnished with appropriate forms and customary shareholder information (including proxy solicitation materials) for use in voting shares held under the Plan.

33.	What are the Company's responsibilities under the Plan?

If you choose to participate in the Plan, you should recognize that neither the Company nor the Plan Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the Plan.

Neither the Company nor the Plan Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant's Plan Account upon such participant's death or incompetence, the price at which shares are purchased or sold for the participant's Plan Account, the times when purchases or sales are made or fluctuations in the market value of Company Common Stock. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of the Company in its discretion, depending upon future earnings, the financial condition of the Company and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

34.	Can I pledge shares credited to my account?

No. Shares in a Plan Account may not be pledged or otherwise encumbered unless withdrawn from the account.

35.	What personal information will I be required to furnish?

You must file with the Plan Administrator, in writing, your post office address, Social Security number and such documents, evidence or other information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. You should file address changes promptly to insure timely receipt of account statements.

36.	Can the Company change or discontinue the Plan in full or for participants with small accounts?

The Company reserves the right to suspend, terminate or modify the Plan at any time. Any such action will be announced to both participating and nonparticipating shareholders. In addition, the Company reserves the right to terminate participation for Plan Accounts less than $250 in value.

37.	Who interprets and regulates the Plan?

The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan. The terms and conditions of the Plan, including the Account Authorization Form, and the operation of the Plan will be governed by South Dakota law.

38.	Who can I contact for more information regarding the Plan?

For information regarding the Plan or your Plan Account, or for forms used for transactions under the Plan, you may contact the Plan Administrator as follows:

Written requests for address changes, general shareowner inquiries and optional cash investments and Plan Transaction Requests should be sent to:

NorthWestern Corporation

c/o Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

Telephone: 1-800-368-5948

E-mail: info@rtco.com

Internet: www.rtco.com

Be sure to include a reference to the Plan in your correspondence.

USE OF PROCEEDS

The Company has no basis for estimating either the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. Except to the extent shares of Common Stock are purchased directly from the Company, the Company will receive no proceeds from the offering of Common Stock through the Plan. To the extent shares are purchased from the Company, the net proceeds from the sale of such shares will be added to the general funds of the Company and used for its general corporate purposes.

LEGAL MATTERS

The legality of the Common Stock of the Company offered hereby has been passed upon for the Company by Miggie E. Cramblit, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, NorthWestern Corporation.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule and the effectiveness of NorthWestern Corporation's internal control over financial reporting incorporated by reference from NorthWestern Corporation's Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes an explanatory paragraph relating to the adoption of a new accounting standard in 2007 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such consolidated financial statements and consolidated financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

On one or more occasions, we may make statements in this prospectus regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference in this prospectus, relating to management's current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words or phrases such as "anticipates," "may," "will," "should," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that we will achieve our projections. Factors that may cause such differences include, but are not limited to:

•

potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•

unanticipated changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases, analyst and investor conference calls, and other communications released to the public. We believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable. However, any or all of the forward-looking statements in this prospectus, our reports on Forms 10-K, 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of assumptions, which turn out to be inaccurate or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of any of our forward-looking statements in this prospectus or other public communications as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

We undertake no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the Securities and Exchange Commission, or the SEC, on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the Plan. As described below, you may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC.

We also file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov or on our website at http://www.northwesternenergy.com. However, the information on our website does not constitute a part of this prospectus.

We "incorporate by reference" into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which we have already filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2008;
•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K filed on January 29, 2009, February 6, 2009, February 20, 2009, March 19, 2009, March 26, 2009, April 23, 2009, July 7, 2009, and July 9, 2009;
•	Form 8-A filed on April 3, 2008; and
•	Any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

For information about the Plan or the Company, you should rely only on the information contained or incorporated by reference in this prospectus. The Company has not authorized anyone else to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate as of the date of the prospectus. This prospectus may be updated by means of supplemental or revised prospectuses and will be updated by the future filing of the Company's reports with the SEC, described above.

The Company will provide, without charge, a copy of any or all of the documents incorporated by reference in this Prospectus (but not exhibits to such documents, unless the exhibits themselves are specifically incorporated by reference in such documents). Requests should be directed to: Investor Relations, NorthWestern Corporation, 3010 W. 69th Street, Sioux Falls, South Dakota 57108, telephone number: 605-978-2945.

DIVIDEND REINVESTMENT AND

DIRECT STOCK PURCHASE PLAN

COMMON STOCK

$0.01 Par Value

________________

PROSPECTUS

________________

July 29, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The table below sets forth the costs and expenses to be incurred in connection with the securities being registered. All of the amounts are estimates except for the registration fee of the Securities and Exchange Commission.

Registration fee	$ 2,402
Printing expenses	5,000
Legal fees and expenses	10,000
Accounting fees and expenses	1,500
Transfer agent fees and expenses	2,000
Miscellaneous	2,000
Total	$ 22,902

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

The Company's Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company maintains a policy insuring its directors and officers and directors and officers of its subsidiary companies, to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omission in the discharge of their duties that they shall become legally obligated to pay.

Certificate of Incorporation

The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to the payment of dividends or the approval of stock repurchases that are illegal, or (iv) for any transaction from which the director derived any improper personal benefit.

Bylaws

The Bylaws of the Company provide that to the extent permitted by law, the Company shall indemnify any person, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was or is an officer or director of the Company or of another entity at the request of the Company. The Bylaws further provide that the Company shall reimburse any director or officer for expenses, including attorneys' fees, incurred by her or him in defending any civil, criminal, administrative or investigative action, suit or proceeding to the extent that such director or officer is successful on the merits in defense of any such action. Additionally, the Bylaws provide that the Company shall pay expenses incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company against such expenses.

Indemnification Agreements

The Company has entered into indemnification agreements with certain of its current directors and senior members of management. The indemnification agreements generally require the Company to indemnify and hold such persons harmless to the greatest extent permitted by law for liabilities arising out of such person's service to the Company as a director or manager, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the Company's best interests and, with respect to criminal proceedings, if the person had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnification agreements provide that the Company will make an advance payment of expenses to such person who has entered into an indemnification agreement, if such person requests such advance payment of expenses related to attorney fees and/or court costs, in connection with any proceeding relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph.

Item 16. Exhibits

(a)	The following are exhibits to this registration statement:
Exhibit Number	Description of Document
2.1(a)*

Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 26, 2004, Commission File No. 1-10499).

2.1(b)*

Order Confirming the Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 26, 2004, Commission File No. 1-10499).

3.1*

Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 26, 2004, Commission File No. 1-10499).

3.2(a)*

Amended and Restated By-Laws of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 26, 2004, Commission File No. 1-10499).

3.2(b)*

Amended and Restated By-Laws of NorthWestern Corporation, dated March 17, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated March 17, 2006, Commission File No. 1-10499).

3.2(c)*

Amended and Restated By-Laws of NorthWestern Corporation, dated May 3, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated May 3, 2006, Commission File No. 1-10499).

3.2(d)*

Amended and Restated By-Laws of NorthWestern Corporation, dated June 27, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated June 27, 2006, Commission File No. 1-10499).

4.1*

Registration Rights Agreement, dated as of November 1, 2004, between NorthWestern Corporation, as issuer, and Credit Suisse First Boston LLC and Lehman Brothers Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 1-10499).

5.1**	Opinion of Miggie E. Cramblit, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, NorthWestern Corporation.
23.1**	Consent of Miggie E. Cramblit, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, NorthWestern Corporation (included in Exhibit 5.1 hereto).
23.2**	Consent of Deloitte & Touche LLP.
24.1**	Power of Attorney.

                               _____________________________

                                               *      Incorporated by reference

                                               **    Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, That:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NorthWestern Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sioux Falls, State of South Dakota, on this 29th day of July, 2009.

NORTHWESTERN CORPORATION

By:	/s/ Robert C. Rowe
Robert C. Rowe
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Linn Draper, Jr.	Chairman of the Board	July 29, 2009
E. Linn Draper, Jr.

/s/ Robert C. Rowe	President, Chief Executive Officer and Director	July 29, 2009
Robert C. Rowe	(Principal Executive Officer)

/s/ Brian B. Bird	Vice President, Chief Financial Officer and Treasurer	July 29, 2009
Brian B. Bird	(Principal Financial Officer)

/s/ Kendall G. Kliewer	Vice President and Controller	July 29, 2009
Kendall G. Kliewer	(Principal Accounting Officer)

/s/ Stephen P. Adik	Director	July 29, 2009
Stephen P. Adik

/s/ Dorothy M. Bradley	Director	July 29, 2009
Dorothy M. Bradley

/s/ Dana J. Dykhouse	Director	July 29, 2009
Dana J. Dykhouse

/s/ Julia L. Johnson	Director	July 29, 2009
Julia L. Johnson

/s/ Philip L. Maslowe	Director	July 29, 2009
Philip L. Maslowe

/s/ D. Louis Peoples	Director	July 29, 2009
D. Louis Peoples

EXHIBITS

ExhibitNumber	Description of Document
2.1(a)*

Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 26, 2004, Commission File No. 1-10499).

2.1(b)*

Order Confirming the Second Amended and Restated Plan of Reorganization of NorthWestern Corporation (incorporated by reference to Exhibit 2.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 26, 2004, Commission File No. 1-10499).

3.1*

Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated  November 1, 2004 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated October 26, 2004, Commission File No. 1-10499).

3.2(a)*

Amended and Restated By-Laws of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.2 of NorthWestern Corporation's Current Report on Form 8-K, dated October 26, 2004, Commission File No. 1-10499).

3.2(b)*

Amended and Restated By-Laws of NorthWestern Corporation, dated March 17, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated March 17, 2006, Commission File No. 1-10499).

3.2(c)*

Amended and Restated By-Laws of NorthWestern Corporation, dated May 3, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated May 3, 2006, Commission File No. 1-10499).

3.2(d)*

Amended and Restated By-Laws of NorthWestern Corporation, dated June 27, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation's Current Report on Form 8-K, dated June 27, 2006, Commission File No. 1-10499).

4.1*

Registration Rights Agreement, dated as of November 1, 2004, between NorthWestern Corporation, as issuer, and Credit Suisse First Boston LLC and Lehman Brothers Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 of NorthWestern Corporation's Current Report on Form 8-K, dated November 1, 2004, Commission File No. 1-10499).

5.1**	Opinion of Miggie E. Cramblit, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, NorthWestern Corporation.
23.1**	Consent of Miggie E. Cramblit, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, NorthWestern Corporation (included in Exhibit 5.1 hereto).
23.2**	Consent of Deloitte & Touche LLP.
24.1**	Power of Attorney.

                               _____________________________

                                               *      Incorporated by reference

                                               **    Filed herewith